Exhibit 3.(ii)

AMENDED AND RESTATED

BYLAWS

OF

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(a Delaware corporation)

Adopted on, and effective as of, March 29, 2012

As Amended By:

Amendment to Amended and Restated Bylaws, adopted October 4, 2013

Second Amendment to Amended and Restated Bylaws, adopted July 28, 2016

-i-

-ii-

-iii-

AMENDED AND RESTATED

BYLAWS

OF

PERMA-FIX ENVIRONMENTAL SERVICES, INC.

(a Delaware corporation)

These Amended and Restated Bylaws (the “Bylaws”) of Perma-Fix Environmental Services, Inc., a Delaware corporation (the “Corporation ”), have been adopted by the Corporation’s Board of Directors on, and are effective as of, March 29, 2012, and hereby amend and restate the previous Bylaws of the Corporation which are hereby deleted in their entirety and replaced with the following:

ARTICLE I

Offices

SECTION 1.     Registered Office. The registered office of the Corporation shall be at 2711 Centerville Road, Suite 400, in the City of Wilmington, County of New Castle, Delaware, 19808, or at such other location within the State of Delaware as determined by the Board of Directors of the Corporation (the “Board of Directors”). The Corporation’s registered agent in Delaware shall be Corporation Service Company, subject to change by the Board of Directors which by resolution may appoint, or change, the Corporation’s registered agent in Delaware in the manner and to the extent permitted by law.

SECTION 2.     Other Offices. The Corporation may also have an office or offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

SECTION 3.     Fiscal Year. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE II

Meetings of Stockholders

SECTION 1.     Place of Meetings. Meetings of the stockholders for the election of directors of the Corporation (each, a “Director”) or for any other purpose shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

SECTION 2.     Annual Meeting. An annual meeting of stockholders of the Corporation (the “Annual Meeting of Stockholders”) for the election of Directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

SECTION 3.     Special Meetings. Unless otherwise prescribed by law or by the Certificate of Incorporation of the Corporation (the “Certificate of Incorporation ”), special meetings of stockholders of the Corporation (each, a “ Special Meeting of Stockholders ”), for any purpose or purposes, may be called by either the Chairman of the Board, if one has been elected, or the Chief Executive Officer, and shall be called by either such officer or the Secretary at the request in writing of a majority of the Board of Directors, but such special meetings may not be called by any other person or persons. Such request shall state the purpose or purposes of the proposed meeting. Only such business shall be conducted at a Special Meeting as shall have been properly brought before the meeting pursuant to the Corporation’s notice of meeting.

SECTION 4.     Notice of Meetings; Adjournments.

(a)     Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the place within the city or other municipality or community at which the list of stockholders may be examined and the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in case of a Special Meeting of Stockholders, the purpose or purposes for which the meeting is called, shall be mailed or delivered to each stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting not less than ten (10) nor more than sixty (60) days prior to the date of the meeting (except to the extent that such notice is waived or is not required by the General Corporation Law of the State of Delaware (the “ DGCL ”) or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Section 222 (or any successor section) of the DGCL. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, and directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to such stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the DGCL. A written waiver of any notice, signed by a stockholder, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except when the person attends for the express purpose of objecting at the beginning of the meeting because the meeting is not lawfully called or convened.

(b)     Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting in accordance with Section 213(a) of the DGCL, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date for notice of such adjourned meeting.

SECTION 5.     Stockholder Lists. The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose necessary to the meeting, either (i) during ordinary business hours, at the principal place of business of the Corporation, or (ii) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 6.     Quorum. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of common stock of the Corporation entitled to vote at the meeting, present in person or by proxy; provided, however, that, in no event shall a quorum consist of less than such number of votes as may be required under the DGCL. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there is no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, subject to Section 4(b) of this Article II, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 7.     Organization. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or if none or in the Chairman of the Board’s absence, the Vice Chairman of the Board, or if none or in the Vice Chairman of the Board’s absence, the Chief Executive Officer, or, if none of the foregoing is present, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the officer of the Corporation presiding at the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 8.     Nature of Business at Annual Meetings of Stockholders. No business may be transacted at an Annual Meeting of Stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the Annual Meeting of Stockholders by or at the direction of the Board of Directors (or any duly authorized committee thereof), or (c) otherwise properly brought before the Annual Meeting of Stockholders by any stockholder of the Corporation who (i) has continuously held at least $2,000 in market value, or 1%, of the Corporation’s shares of common stock entitled to vote at the meeting on the proposal for business for at least one year from the date such stockholder gives the notice provided for in Section 9 of this Article II, and continuously holds such shares through and including the time of the Annual Meeting (including any adjournment or postponement thereof), (ii) is a stockholder of record at the time of giving the notice provided for in Section 9 of this Article II through and including the time of the Annual Meeting (including any adjournment or postponement thereof), (iii) is entitled to propose such business and to vote at the meeting on the proposal for such business and (iv) complies with the notice procedures set forth in Section 9 of this Article II as to such business and, to the extent applicable, Section 10 and Section 11 of this Article II. Section 8(c) and Section 9 of this Article II and, to the extent applicable, Sections 10 and 11 of this Article II, shall be the exclusive means for a stockholder to propose business before an Annual Meeting of Stockholders, except (x) to the extent of matters which are required to be presented to stockholders by applicable law which have been properly presented in accordance with the requirements of such law and (y) nominations of individuals for election to the Board of Directors shall be made in accordance with Section 3(b) and Section 4 of Article III (and, to the extent applicable, Section 10 and Section 11 of this Article II). For purposes of determining compliance with the requirement in subclause (i) of this Section 8(c), the market value of the Corporation’s shares of common stock held by the applicable stockholder shall be determined by multiplying the number of shares such stockholder continuously held for that one-year period by the highest selling price of the Corporation’s shares of common stock as reported on the principal exchange on which shares of the Corporation’s common stock are listed during the 60 calendar days before the date such notice was submitted.

SECTION 9.     Advance Notice of Stockholder Proposals. In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting of Stockholders by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and have complied with all applicable provisions of these Bylaws, including, but not limited to, Section 8, Section 10 and Section 11 of this Article II. With respect to nominations for election of Directors by a stockholder (any such nominated individual, a “Proposed Nominee”), only such persons who are nominated in accordance with the procedures set forth in Sections 3 and 4 of Article III and, to the extent applicable, Section 10 and Section 11 of this Article II, and who meet the qualifications set forth in Section 2 of Article III, shall be eligible to be elected at an Annual Meeting of Stockholders or Special Meeting of Stockholders of the Corporation to serve as Directors.

Notwithstanding anything in these Bylaws to the contrary, subject to applicable law, any stockholder proposal for business the subject matter or effect of which would be within the exclusive purview of the Board of Directors, shall be deemed not to be a matter upon which the stockholders are entitled to vote. The Board of Directors in its discretion shall be entitled to determine whether a stockholder proposal for business is not a matter upon which the stockholders are entitled to vote pursuant to this Section 9, and its decision shall be final and binding unless determined by a court of competent jurisdiction to have been made in bad faith.

To be timely, a stockholder’s notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation no later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which Public Disclosure (as defined in Article XIII) of the date of the Annual Meeting of Stockholders was made. In no event shall the Public Disclosure of an adjournment or postponement of an Annual Meeting of Stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder’s notice to the Secretary must set forth: (a) as to each matter such stockholder proposes to bring before the Annual Meeting of Stockholders, a brief description of the business desired to be brought before the Annual Meeting of Stockholders, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws, the language of the proposed amendment), the reasons for conducting such business at the Annual Meeting of Stockholders and any material interest in such business of such stockholder and any Stockholder Associated Person (as defined in Article XIII of these Bylaws); (b) as to the stockholder giving the notice and any Stockholder Associated Person (i) the name and record address of such stockholder, and the name and address of the Stockholder Associated Person, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and any Stockholder Associated Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for the Annual Meeting of Stockholders of the class or series and number of shares of capital stock of the Corporation owned beneficially and/or of record by the stockholder and such Stockholder Associated Person as of the record date for the Annual Meeting of Stockholders, (iii) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting; (iv) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (v) any short interest in any security of the Corporation held by each such party (for purposes of this clause (v), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (vi) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (vii) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (viii) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in clauses (b)(ii) and (b)(iv)-(viii) of this paragraph shall be supplemented by such stockholder or Stockholder Associated Person, as the case may be, not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting), (ix) a representation as to whether the stockholder or Stockholder Associated Person, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business, and/or otherwise to solicit proxies or votes from stockholders in support of such business and (x) any other information relating to such stockholder and Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the approval or adoption of the business pursuant to and in accordance with Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

The stockholder shall be deemed to have affirmatively asserted that no person is a Stockholder Associated Person other than the Stockholder Associated Person expressly identified by the stockholder in its notice. Furthermore, if any other item required pursuant to the foregoing requirements is not expressly addressed in such stockholder’s notice with respect to the stockholder or any Stockholder Associated Person identified in such notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such response. Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (a), (b)(i) or (b)(ix) above shall be deemed incomplete with respect to such response. To the extent that the stockholder’s notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with an answer of either “none” or “not applicable”, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 9. Such stockholder shall provide further notice or notices to the Secretary at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the Annual Meeting of Stockholders, such notice to be provided within three business days after such information changes but no later than the day prior to such meeting. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 9.

The foregoing notice requirements shall apply to all proposals made by stockholders other (i) than those proposals made in compliance with Rule 14a-8 under the Exchange Act that have been included in a proxy statement prepared by the Corporation to solicit proxies for such Annual Meeting of Stockholders, and (ii) nominations for the election of Directors, which shall be governed by the procedures set forth in Section 3(b) and Section 4 of Article III and, to the extent applicable, Section 10 and Section 11 of this Article II. A stockholder seeking to include a proposal in the Corporation’s proxy statement pursuant to Rule 14a-8 must comply with Rule 14a-8 and any other applicable Exchange Act requirements.

No business shall be conducted by a stockholder at the Annual Meeting of Stockholders except business brought before the Annual Meeting of Stockholders by a stockholder meeting the requirements set forth in Section 8 of this Article II and in accordance with the procedures set forth in this Section 9 and, if applicable, Section 10 and Section 11 of this Article II or, in the case of nominations for the election of Directors, in accordance with the procedures set forth in Section 3(b) and Section 4 of Article III and, if applicable, Section 10 and Section 11 of this Article II. If the Chairman of the Board determines that business was not properly brought before the Annual Meeting of Stockholders in accordance with the foregoing procedures, the Chairman of the Annual Meeting of Stockholders shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted. Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder does not provide the information required under clauses (b)(ii) and (b)(iv)-(viii) of this Section 9 to the Corporation within five (5) business days following the record date for the Annual Meeting of Stockholders or if the stockholder does not appear in person or through a legally qualified representative at the Annual Meeting of Stockholders to present proposed business, such business shall not be transacted, notwithstanding that stockholders may have already submitted proxies to the Corporation in respect of such business in accordance with Section 8 of this Article II.

SECTION 10.     Stockholder Nominations or Other Proposals Causing Covenant Breaches or Defaults. At the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting that, if approved and implemented by the Corporation, would cause the Corporation or any Subsidiary (as defined in Article XIII) of the Corporation to be in breach of any covenant of the Corporation or any Subsidiary of the Corporation or otherwise cause a default (in any case, with or without notice or lapse of time) in any existing debt instrument or agreement of the Corporation or any Subsidiary of the Corporation or other material contract or agreement of the Corporation or any Subsidiary of the Corporation, in each case as disclosed by the Corporation in its public filings with the Securities and Exchange Commission (“SEC”) or as otherwise disclosed to the proponent stockholder or stockholders, such proponent stockholder or stockholders shall submit to the Secretary of the Corporation (or, in the case of a stockholder nomination, to the Corporate Governance and Nominating Committee) at the principal executive offices of the Corporation (a) evidence that the lender or contracting party has waived or is willing to waive the breach of covenant or default or (b) a detailed plan for repayment of the indebtedness to the lender or curing the contractual breach or default and satisfying any resulting damage claim, specifically identifying the actions to be taken or the source of funds.

SECTION 11.     Stockholder Nominations or Other Proposals Requiring Governmental Action. If (a) submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting that could not be considered or, if approved, implemented by the Corporation without the Corporation, any Subsidiary of the Corporation, the proponent stockholder, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person (as defined in Article XIII) of such Proposed Nominee, any Stockholder Associated Person of such stockholder, the holder of proxies or their respective affiliates or associates filing with or otherwise notifying or obtaining the consent, approval or other action (a “Governmental Action”) of any federal or state governmental or regulatory body, including any stock exchange on which shares of the Corporation’s stock are listed (a “Governmental Body”), which, if not so filed, notified or obtained would have a material adverse effect on the Corporation, or (b) the stockholder’s ownership of shares of stock of the Corporation or any solicitation of proxies or votes or holding or exercising proxies by any stockholder proposing business or making a nomination, any Proposed Nominee of such stockholder, any Proposed Nominee Associated Person of such Proposed Nominee, any Stockholder Associated Person of such stockholder, or their respective affiliates or associates would require Governmental Action, then, at the same time as the submission of any stockholder nomination or proposal of other business to be considered at a stockholders meeting, the proponent stockholder or stockholders shall submit to the Secretary of the Corporation (or, in the case of a stockholder nomination, to the Corporate Governance and Nominating Committee) at the principal executive offices of the Corporation (x) evidence that any and all Governmental Action has been given or obtained, including, without limitation, evidence that any Proposed Nominee satisfies any suitability or other requirements of the applicable Governmental Body, or (y) if such evidence was not obtainable from a Governmental Body by such time despite the stockholder’s diligent and best efforts, a detailed plan for making or obtaining the Governmental Action prior to the election of any such Proposed Nominee or the implementation of such proposal.

SECTION 12.     Voting; Proxies; Required Vote.

(a)     At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period, and a proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power), and, unless the Certificate of Incorporation provides otherwise, shall have one (1) vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these Bylaws. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary of the Corporation a revocation of the proxy or a new proxy bearing a later date. At every meeting of stockholders duly called and held at which a quorum is present (i) in all matters other than the election of Directors, a majority of the votes that could be cast at the meeting upon a given question and (ii) in the case of the election of Directors, a plurality of the votes that could be cast at the meeting upon the election, by the holders who are present in person or by proxy, shall be necessary, in addition to any vote or other action that may be expressly required by law, the Certificate of Incorporation, these Bylaws or the rules or regulations of any stock exchange applicable to the Corporation, to decide the question or election. Except as otherwise provided by statute, and unless demanded by a stockholder present in person or by proxy at any meeting, and entitled to vote thereat, the vote on any question need not be by ballot.

(b)     Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

SECTION 13.     Inspectors.

(a)     The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the Directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

(b)     In the event of the delivery, in the manner provided by these Bylaws, to the Corporation of the requisite written consent or consents to take corporate action and/or any related revocation or revocations, the Corporation shall engage nationally recognized independent inspectors of elections for the purpose of promptly performing a ministerial review of the validity of the consents and revocations. For the purpose of permitting the inspectors to perform such review, no action by written consent without a meeting shall be effective until such date as the independent inspectors certify to the Corporation that the consents delivered to the Corporation in accordance with these Bylaws represent at least the minimum number of votes that would be necessary to take the corporate action. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any consent or revocation thereof, whether before or after such certification by the independent inspectors, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

ARTICLE III

Board of Directors

SECTION 1.     General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.     Qualification; Number; Term.

(a)     The Board of Directors shall consist of not less than three (3) nor more than eight (8) members, the exact number of Directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. The use of the phrase “entire Board” herein refers to the total number of Directors which the Corporation would have if there were no vacancies in previously authorized directorships.

(b)     In addition to any other qualifications for director election set forth in these Bylaws, to qualify for nomination or election as a Director, an individual, at the time of nomination and election, shall, without limitation, (i) be an individual at least 21 years of age who is not under legal disability, (ii) have the ability to be present, in person, at all regular and special meetings of the Board of Directors; (iii) not serve on the boards of more than three other publicly held companies; (iv) satisfy the director qualification requirements of all environmental and nuclear commissions, boards or similar regulatory or law enforcement authorities to which the Corporation is subject so as not to cause the Corporation to fail to satisfy any of the licensing requirements imposed by any such authority, except as may be otherwise permitted pursuant to Section 11 of Article II of these Bylaws; (v) not be affiliated with, employed by or a representative of, or have or acquire a material personal involvement with, or material financial interest in, any individual, corporation, association, partnership, firm, business enterprise or other entity, organization or person which is engaged in competition with the Corporation or any of its subsidiaries or affiliates (“Business Competitor”), as determined by the Corporation’s Corporate Governance and Nominating Committee of the Board of Directors. Such affiliation, employment or representation shall include, without limitation, service or status as an owner, partner, shareholder, trustee, director, officer, consultant, employee, agent or counsel, or the existence of any relationship which results in such person having an express, legal or fiduciary obligation to act on behalf of or in the interests of a Business Competitor; provided, however, that passive ownership of an interest not exceeding 1% of the outstanding securities in any publicly-owned Business Competitor shall not constitute such affiliation, employment or representation; (vi) not have been convicted, including a plea of guilty or nolo contendere, of a felony, or of any misdemeanor involving moral turpitude; and (vii) have been nominated for election to the Board of Directors in accordance with Section 3(b) and Section 4 of this Article III and, to the extent applicable, Sections 10 and 11 of Article II of these Bylaws.

An individual shall be qualified to serve as a director of the Corporation only for so long as no environment commission, board or similar regulatory or law enforcement authority to which the Corporation is subject has made a final, non-appealable determination that such individual’s membership on the Board of Directors of the Corporation would cause the Corporation to fail to meet any of its licensing requirements. In the event such a determination is made, such individual shall cease to be qualified to serve on the Board of Directors.

(c)     Directors who are elected at an Annual Meeting of Stockholders, and Directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

SECTION 3.     Nomination. Only persons who meet the qualifications set forth in Section 2 of this Article III and who are nominated in accordance with the procedures set forth in this Section 3 and in Section 4 of this Article III shall be eligible for election as Directors of the Corporation. Nominations of persons for election to the Board of Directors may be made at any Annual Meeting of Stockholders, or at any Special Meeting of Stockholders called for the purpose of electing Directors, (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who (i) (A) at the date of the giving of the notice provided for in Section 4 of this Article III, individually or in the aggregate, holds at least 1% of the Corporation’s shares of common stock entitled to vote at the meeting on such election and have held such shares continuously for at least one (1) full year, and (B) continuously holds such shares through and including the time of the annual or special meeting (including any adjournment or postponement thereof), (ii) is each a stockholder of record of the Corporation at the time of giving the notice provided for in Section 4 of this Article III through and including the time of the annual or special meeting (including any adjournment or postponement thereof), (iii) is each entitled to make nominations and to vote at the meeting on such election and (iv) complies with the procedures set forth in Section 4 of this Article III as to such nomination, as well as, to the extent applicable, Section 10 and Section 11 of Article II. Section 3(b) and Section 4 of this Article III and, to the extent applicable, Sections 10 and 11 of Article II, shall be the exclusive means for any stockholder to make nominations of individuals meeting the qualifications set forth in Section 2 of this Article III for election to the Board of Directors.

SECTION 4.     Stockholder Notice of Nomination.

(a)     Timely Notice. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Corporate Governance and Nominating Committee of the Corporation. To be timely, a stockholder’s notice to the Corporate Governance and Nominating Committee must be delivered to or mailed and received at the principal executive offices of the Corporation (i) in the case of an Annual Meeting of Stockholders, no later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the anniversary date of the immediately preceding Annual Meeting of Stockholders; provided, however, that in the event that the Annual Meeting of Stockholders is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which Public Disclosure (as defined in Article XIII) of the date of the Annual Meeting of Stockholders was made; and (ii) in the case of a Special Meeting of Stockholders called for the purpose of electing Directors, not later than the close of business on the tenth (10th) day following the day on which Public Disclosure of the date of the Special Meeting of Stockholders was made. Notwithstanding anything in the previous sentence to the contrary, in the event that the number of Directors to be elected to the Board of Directors of the Corporation is increased effective at the Annual Meeting of Stockholders and there is no Public Disclosure by the Corporation naming the nominees for the additional directorships at least 100 days prior to the first anniversary date of the immediately preceding Annual Meeting of Stockholders, a stockholder’s notice required by this Section 4 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th ) day following the day on which such Public Disclosure is first made by the Corporation. In no event shall the Public Disclosure of an adjournment or postponement of an Annual or Special Meeting of Stockholders commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(b)     Contents of Notice. To be in proper written form, a stockholder’s notice to the Corporate Governance and Nominating Committee must set forth:

(i)     separately, as to each Proposed Nominee and each Proposed Nominee Associated Person (A) the name, age, business address and residence address of the Proposed Nominee, and the name and address of such Proposed Nominee Associated Person, (B) the principal occupation or employment of the Proposed Nominee, (C) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by the Proposed Nominee or by such Proposed Nominee Associated Person, (D) information necessary for the Board of Directors to determine that the Proposed Nominee complies with all of the requirements of Section 2 of this Article III and, if applicable, Section 10 and Section 11 of Article II, (E) to the extent not otherwise required by this subsection (b)(i), the information required in subsection (b)(ii) of this Section 4 by the stockholder giving the notice and any Stockholder Associated Person, but with respect to the Proposed Nominee and the Proposed Nominee Associated Person, (F) any other information relating to the Proposed Nominee that would be required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (G) such Proposed Nominee’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected; and (H) such other information as the Corporation may reasonably require to determine the eligibility of such Proposed Nominee to serve as a Director of the Corporation, including, but not limited to, the additional information and statements required by Section 4(c) of this Article III;

If any of the foregoing requirements is not expressly responded to in such stockholder’s notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such requirement. Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (A), (B) or (D) above shall be deemed incomplete with respect to such response. To the extent that the notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with a response of either “none” or “not applicable,” as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 4(b)(i). Such stockholder shall provide further notice or notices to the Corporate Governance and Nominating Committee at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 4(b)(i).

(ii)     as to the stockholder giving the notice and any Stockholder Associated Person (A) the name and record address of such stockholder, and the name and address of the Stockholder Associated Person, (B) the class or series and number of shares of capital stock of the Corporation which are owned beneficially and/or of record by such stockholder and any Stockholder Associated Person as of the date of the notice, and a representation that the stockholder will notify the Corporation in writing within five (5) business days after the record date for the Annual Meeting of Stockholders of the class or series and number of shares of capital stock of the Corporation owned beneficially and/or of record by the stockholder and such Stockholder Associated Person as of the record date for the Annual Meeting of Stockholders, (C) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the Annual Meeting of Stockholders to bring such business before the meeting; (D) any Derivative Instrument directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (E) any short interest in any security of the Corporation held by each such party (for purposes of this clause (E), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (F) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (G) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any such party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner, (H) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in clauses (ii)(B) and (ii)(D)-(H) of this paragraph shall be supplemented by such stockholder or Stockholder Associated Person, as the case may be, not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting), (I) a representation as to whether the stockholder or Stockholder Associated Person, if any, intends or is part of a group that intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business, and/or otherwise to solicit proxies or votes from stockholders in support of such business and (J) any other information relating to such stockholder and Stockholder Associated Person, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the approval or adoption of the business pursuant to and in accordance with Section 14 of the Exchange Act and the rules and regulations promulgated thereunder.

The stockholder shall be deemed to have affirmatively asserted that no person is a Stockholder Associated Person other than the Stockholder Associated Person expressly identified by the stockholder in its notice. Furthermore, if any other item required pursuant to the foregoing requirements is not expressly addressed in such stockholder’s notice with respect to the stockholder or any Stockholder Associated Person identified in such notice, the stockholder shall be deemed to have affirmatively asserted that the answer to such item is “none” or “not applicable”, as the case may be, unless such item cannot be reasonably answered with a response of either “none” or “not applicable”, in which case such notice shall be deemed incomplete with respect to such response. Not in limitation of the foregoing, any answer of “none” or “not applicable” to clauses (A), (B), (C) or (F) above shall be deemed incomplete with respect to such response. To the extent that the notice is inaccurate in any material respect (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to requirements that cannot be reasonably answered with an answer of either “none” or “not applicable”, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 4(b)(ii). Such stockholder shall provide further notice or notices to the Corporate Governance and Nominating Committee at the principal executive offices of the Corporation to update the foregoing information if such information changes between the date of such stockholder’s notice and the date of the stockholders’ meeting to which it relates, such notice to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting. To the extent the stockholder fails to so update such information on a timely basis in any material respect, as determined by the Corporate Governance and Nominating Committee or the Board of Directors, the stockholder shall be deemed not to have complied with the requirements of this Section 4(b)(ii).

(c)     Additional Requirements For Valid Nomination of Proposed Nominees and, If Elected, to Be Seated as Directors.

(i)     In order for any Proposed Nominee to be eligible to be a candidate for election or reelection as a Director of the Corporation at an annual or special meeting, such candidate must meet the qualifications set forth in Section 2 of this Article III, be nominated in the manner prescribed in Section 4(a) and Section 4(b) of this Article III and the Proposed Nominee must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Corporate Governance and Nominating Committee of the Corporation at the principal executive offices of the Corporation, (A) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee, (B) the information required by Section 4(b) and (C) a written representation and agreement (in form provided by the Corporation) that such Proposed Nominee (1) is not and, if elected as a Director during his or her term of office, will not become a party to any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such Proposed Nominee, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment ”), specifically including any Voting Commitment that could limit or interfere with such Proposed Nominee’s ability to comply, if elected as a Director of the Corporation, with such Proposed Nominee’s fiduciary duties under applicable law, (2) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (3) if elected as a Director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect).

If such questionnaire is returned on a timely basis but any question in such questionnaire is not expressly responded to, the person returning such questionnaire shall be deemed to have affirmatively asserted that the answer to such question is “none” or “not applicable”, as the case may be, unless such question cannot be reasonably answered with an answer of either “none” or “not applicable”, in which case such questionnaire shall be deemed incomplete with respect to such question. To the extent that the responses to the questionnaire are inaccurate in any material respect as determined by the Corporate Governance and Nominating Committee or the Board of Directors (including any such deemed affirmative assertions) and/or incomplete in any material respect with respect to questions that cannot be answered with an answer of either “none” or “not applicable”, the person returning the questionnaire shall be deemed not to have complied with the requirements of this Section 4(c). If any answer changes between the date that such questionnaire is originally completed and the date of the stockholders’ meeting to which it relates, such person shall update such answers in writing to the Secretary at the principal executive offices of the Corporation, such update to be provided within three business days after such information changes but no later than the day prior to such stockholders’ meeting. Any failure to so update the answers in any material respect shall result in such person being deemed not to have complied with the qualification requirements of this Section 4(c).

(ii)     In addition to the notice requirements set forth above in this Section 4 and, to the extent applicable, Section 10 and Section 11 of Article II, a notice of one or more stockholders making a nomination pursuant to this Section 4 shall be accompanied by (A) a signed and notarized statement of each stockholder giving the notice certifying that such stockholder will continue to hold all shares referenced in Section 3(b)(i)(A) of this Article III through and including the time of the Annual Meeting of Stockholders (including any adjournment or postponement thereof), and (B) a signed and notarized certificate of each Proposed Nominee (1) consenting to being named in the stockholder’s proxy statement as a nominee and to serving as a Director if elected; and (2) attesting as to any representations contained in any other agreement referenced in Section 4(c) of this Article III.

(iii)     The Board of Directors may also require any Proposed Nominee to furnish such other information as may reasonably be requested by the Board of Directors in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon in order for the Board of Directors to determine the eligibility of such Proposed Nominee to be an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Guidelines.

(d)     Investigation and Background Check. Each Proposed Nominee shall be deemed to have consented to an investigation and background check of such person by the Corporation or its agents of the type typically obtained by the Corporation with respect to the initial nomination of persons as directors. The scope of the background check may include information relating to character, general reputation and similar information. The types of reports which may be requested from reporting agencies and other sources may include, but not be limited to, credit reports, criminal record checks, public court records checks, driving records, summaries and verifications of education and histories/summaries and verification of employment positions held and related duties, last pay rate or salary, work performance, experience, skills, qualifications, compliance with employer or institutional policies, licensing, certification, training, honesty and other personal characteristics. The information may be obtained from any and all lawful private or public records or sources.

(e)     Procedures for Stockholder Nominations Exclusive.

(i)     Notwithstanding anything in these Bylaws to the contrary, no person shall be eligible to be seated as a Director of the Corporation unless such candidate meets the qualifications set forth in Section 2 of this Article III and is nominated and elected in accordance with the procedures set forth in Section 3 and Section 4 of this Article III and, to the extent applicable, Sections 10 and 11 of Article II. If the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee (or such other committee of the Board of Directors as shall be delegated the task of recommending to the Board of Directors candidates to fill vacancies on the Board and the nominees for election as the directors at each Annual Meeting of Stockholders), determines that a nomination was not made in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder does not provide the information required under clauses (ii)(B), (D) and (E) of Section 4(b) of this Article III to the Corporation within five (5) business days following the record date for the meeting or if the stockholder does not appear in person or by proxy at the meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(ii)     Notwithstanding the foregoing provisions of this Section 4, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 4; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 4, and compliance with Section 3 and Section 4 of this Article III and, to the extent applicable, Section 10 and Section 11 of Article II, shall be the exclusive means for a stockholder to make nominations of candidates for election as Directors; provided, however, any such Proposed Nominee meets the qualifications set for in Section 2 of this Article III. Nothing in this Section 4 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or of the holders of any series of preferred stock, if any, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.

(f)     Review of Stockholder Nominations. Except as otherwise provided by law, the Board of Directors, upon the recommendation of the Corporate Governance and Nominating Committee, shall have the power and duty:

(i)     to determine whether a Proposed Nominee to be brought before the Annual Meeting of Stockholders meets the qualifications set forth in Section 2 of this Article III, and whether such nomination was made in accordance with the procedures set forth in Section 3 and Section 4 of this Article III and, to the extent applicable, Section 10 and Section 11 of Article II (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by this Section 4); and

(ii)     if any Proposed Nominee does not meet the qualifications set forth in Section 2 of this Article III, or if the proposed nomination is not made in compliance with Section 3 and Section 4 of this Article III, and, to the extent applicable, Section 10 and Section 11 of Article II, to declare that such nomination shall be disregarded. Notwithstanding the foregoing provisions of this Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the Annual Meeting of Stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

SECTION 5.    Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum or, if there are fewer Directors then in office than, solely for the purpose of electing one or more Directors to fill any vacancies in accordance with Section 15 of this Article III, the number of Directors required to constitute such a quorum, a majority of the members of the Board of Directors then in office shall constitute a quorum. A majority of the Directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. Except in cases in which the Certificate of Incorporation, these Bylaws or applicable law otherwise provides, the vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 6.     Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 7.     Annual Meeting. Following the Annual Meeting of Stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the Annual Meeting of Stockholders at the same place at which such stockholders’ meeting is held.

SECTION 8.     Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 9.     Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, Chief Executive Officer or by a majority of the Directors then in office.

SECTION 10.     Notice of Special Meetings. Written notice of the time and place of each special meeting of the Board of Directors shall be given to each Director at least twenty-four (24) hours before the start of the meeting, or if sent by first class mail, at least five (5) days before the start of the meeting. A written waiver of notice signed by the Director entitled to notice, or electronic transmission by such person, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except when the Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in any written waiver of notice. Notice of any adjourned meeting of the Board of Directors shall not be required to be given, except where required by law or under the Certificate of Incorporation or these Bylaws.

SECTION 11.     Meetings by Means of Conference Telephone. Members of the Board of Directors, or of any committee thereof, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section 11 shall constitute presence in person at such meeting.

SECTION 12.     Organization. At all meetings of the Board of Directors, the Chairman of the Board, if any, or in the Chairman of the Board’s absence or inability to act, the Vice Chairman of the Board, or in the Vice Chairman of the Board’s absence or inability to act, a chairman chosen by the Directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the officer of the Corporation presiding at such meeting may appoint any person to act as secretary.

SECTION 13.     Resignation. Any Director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation.

SECTION 14.     Removal. Subject to Section 15 below, any or all of the Directors may be removed, with or without cause, by the holders of a majority of the shares of capital stock outstanding and entitled to vote for the election of Directors.

SECTION 15.     Vacancies. Unless otherwise provided in these Bylaws, the Certificate of Incorporation or by law, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of Directors or otherwise, may be filled only by the majority vote of the remaining Directors, although such majority is less than quorum, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of Directors, and each Director so elected shall hold office until the expiration of the term of office of the Director whom he or she has replaced or until his or her successor is elected and qualified.

SECTION 16.     Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the Directors consent thereto in writing (including by facsimile or portable document format (pdf)) and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

SECTION 17.     Compensation. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. Members of special or standing committees may be allowed like compensation for attending Committee meetings.

ARTICLE IV

Committees

SECTION 1.     How Constituted, Powers, Name. The Board of Directors may, by resolution or resolutions, designate one or more Committees, each Committee to consist of one or more of the Directors of the Corporation, which, to the extent permitted by law and provided in said resolution or resolutions or in these Bylaws, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Such Committee or Committees shall have such name or names as may be stated in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors. The term “Committee” as used in this Article IV means any committee constituted pursuant to the Certificate of Incorporation and these Bylaws. The Board of Directors shall, by resolution, designate or create any Committee required by the rules of any securities exchange on which shares of the capital stock of the Corporation are listed.

SECTION 2.     Term of Office and Vacancies. Each member of a Committee shall continue in office until (a) the next meeting of the Board of Directors following the next Annual Meeting of Stockholders held by the Board of Directors next succeeding his or her election and until a Director to succeed him or her shall have been elected and shall have qualified, or (b) his or her death, or (c) he or she shall have resigned or shall have been removed in the manner hereinafter provided, or (d) such Committee is discontinued or terminated by the Board of Directors. Any vacancy in a Committee shall be filled by the Board of Directors at any regular or special meeting thereof.

SECTION 3.     Resignation. Any member of a Committee may resign from membership on that Committee by giving notice in writing or by electronic transmission to the Chairman of the Board of Directors, to the Chief Executive Officer, or to the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 4.     Removal. Any member of a Committee may be removed with or without cause at any time by the affirmative vote of the Board of Directors given at any regular meeting or at any special meeting thereof.

SECTION 5.     Procedures, Quorum and Manner of Acting. Each Committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a Committee shall constitute a quorum for the transaction of business by that Committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the Committee present shall be the act of the Committee. Each Committee shall keep minutes of proceedings, and actions taken by a Committee shall be reported to the Board of Directors.

SECTION 6.     Action by Written Consent. Any action required or permitted to be taken at any meeting of any Committee of the Board of Directors may be taken without a meeting if all the members of the Committee consent thereto in writing (including by facsimile or portable document format (pdf)) and the writing or writings are filed with the minutes of proceedings of the Committee.

SECTION 7.     Term; Termination. In the event any person shall cease to be a Director of the Corporation, such person shall simultaneously therewith cease to be a member of any Committee appointed by the Board of Directors.

ARTICLE V

Officers

SECTION 1.     Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, and may include, by election or appointment, one or more Vice Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such Assistant Secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these Bylaws and as may be assigned by the Board of Directors or the Chief Executive Officer. Any two or more offices may be held by the same person. Only the Board of Directors may fill any vacancy occurring in any office of the Corporation. Notwithstanding the foregoing sentence, the Chief Executive Officer may appoint, or fill a vacancy created by the death, resignation or removal of, such Assistant Treasurers and such Assistant Secretaries as the Chief Executive Officer may from time to time deem proper.

SECTION 2.     Term of Office and Remuneration. Each officer shall hold office for such term as may be prescribed by the Board of Directors and until such person’s respective successor has been chosen and qualified or until such person’s earlier death, disqualification, resignation or removal, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.     Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Chief Executive Officer or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4.     Chairman of the Board. The Chairman of the Board shall be a Director and shall preside at all meetings of the Board of Directors and of the stockholders. The Chairman of the Board shall, subject to the overall supervision of the Board of Directors, perform all duties incident to the office of the Chairman of the Board, and such other duties as may be assigned to him or her from time to time by the Board of Directors. In case of the absence or disability of the Chairman, the Board of Directors may designate the Vice Chairman, Chief Executive Officer, a Senior Vice President, Vice President or other person to act in place of the Chairman of the Board during his or her absence or disability, and when so acting such Vice Chairman, Chief Executive Officer, Senior Vice President, Vice President or other person shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board, except as may otherwise be provided in the resolution of the Board of Directors making such designation.

SECTION 5.     The Vice Chairman of the Board. The Vice Chairman of the Board shall be a Director and shall perform all duties incident to the office of the Vice Chairman of the Board and such other duties as may be assigned to him or her from time to time by the Board of Directors or the Chairman of the Board. In the absence of the Chairman of the Board, he or she shall preside at all meetings of the Board of Directors and of the stockholders.

SECTION 6.     President and Chief Executive Officer. The President and Chief Executive Officer shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President and Chief Executive Officer shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article V; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 7.     Chief Financial Officer. The Chief Financial Officer shall exercise all the powers and perform the duties of the office of the chief financial officer and in general have overall supervision of the financial operations of the Corporation. The Chief Financial Officer shall, when requested, counsel with and advise the other officers of the Corporation and shall perform such other duties the Chief Executive Officer or as the Board of Directors may from time to time determine.

SECTION 8.     Vice President. A Vice President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 9.     Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 10.     Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the Chief Executive Officer.

SECTION 11.     Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE VI

Limitation of Liability

SECTION 1.     Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit, arbitration, alternative dispute mechanism, inquiry, administrative or legislative hearing, investigation or any other actual, threatened or completed proceeding, including any and all appeals, whether civil, criminal, administrative or investigative (hereinafter a “ proceeding ”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a Director or is or was serving at the request of the Corporation as a Director (including elected or appointed positions that are equivalent to Director) of another corporation, partnership, joint venture, trust, non-profit entity or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a Director (or equivalent) or in any other capacity while serving as a Director (or equivalent), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) actually and reasonably incurred or suffered by such claimant in connection therewith. Notwithstanding the preceding sentence, the Corporation shall indemnify any such claimant in connection with a proceeding (or part thereof) initiated by such claimant only if the commencement of such proceeding (or part thereof) by such claimant was authorized or ratified by the Board of Directors.

SECTION 2.     Advancement of Expenses. Each Director, in accordance with Section 16a1-f of the Exchange Act, shall, to the fullest extent not prohibited by law, have the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition. However, if the DGCL requires, an advancement of expenses incurred by a claimant in his or her capacity as a Director shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such claimant, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such claimant is not entitled to be indemnified for such expenses.

SECTION 3.     Indemnification of Officers, Employees and Agents of the Corporation. In addition to those claimants entitled to indemnification under Section 1 of this Article VI, the Corporation may, to the extent authorized by the Board of Directors, grant rights to indemnification and the advancement of expenses (including attorneys’ fees) to any officer, employee or agent of the Corporation.

SECTION 4.     Right of Claimant to Bring Suit. If a claim for indemnification or payment of expenses is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be thirty (30) days, the claimant may at any time thereafter bring suit against the Corporation in a court of competent jurisdiction in the State of Delaware to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the claimant shall also be entitled to be paid the expense of prosecuting or defending such suit. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

SECTION 5.     Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any law, agreement, vote of stockholders or Directors, provisions of the Certificate of Incorporation or these Bylaws, or otherwise.

SECTION 6.     Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the Corporation or another company, partnership, joint venture, trust, non-profit entity or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

SECTION 7.     Nature of Rights. The rights conferred upon claimants in this Article VI shall be contract rights. Such rights shall vest at the time a claimant becomes a Director and shall continue as to a claimant who has ceased to be a Director and shall inure to the benefit of the claimant’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article VI, any other provision of these Bylaws or the Certificate of Incorporation that adversely affects any right of any claimant or its successors shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

SECTION 8.     Settlement of Claims. The Corporation shall not be liable to indemnify any claimant under this Article VI for any amounts paid in settlement of any action or claim effected without the Corporation’s written consent, or for any judicial award if the Corporation was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

SECTION 9.     Subrogation. In the event of payment under this Article VI, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of the claimant, who shall do everything that may be necessary to secure such rights, including the execution of documents necessary to enable the Corporation to effectively bring suit to enforce such rights.

SECTION 10.     Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any person who was or is serving at its request as a director of another company, partnership, joint venture, trust, non-profit entity or other enterprise shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, non-profit entity or other enterprise.

ARTICLE VII

Books and Records

SECTION 1.     Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in these Bylaws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.     Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation or may be given by electronic submission in the manner provided in Section 232 of the DGCL.

SECTION 3.     Fixing Date for Determination of Stockholders of Record.

(a)     In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall request the Board of Directors to fix a record date, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the Corporation. To be in proper form, such request must be in writing and shall state the purpose or purposes of the action or actions proposed to be taken by written consent. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business or to any officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the earliest dated written consent received in accordance with this Section, a written consent or consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner prescribed in this Section. Notwithstanding anything in these bylaws to the contrary, no action may be taken by the stockholders by written consent except in accordance with this Section 3. If the board of directors shall determine that any request to fix a record date or to take stockholder action by written consent was not properly made in accordance with this Section 3, or the stockholder or stockholders seeking to take such action do not otherwise comply with this Section 3, then the board of directors shall not be required to fix a record date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 3 with respect to stockholders seeking to take an action by written consent, each such stockholder shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.

(c)     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VIII

Certificates Representing Stock

SECTION 1.     Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman of the Board or Vice Chairman of the Board, or the Chief Executive Officer or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.     Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the holder thereof, or by his or her attorney thereunto authorized by a power of attorney duly executed and filed with the Secretary of the Corporation, or a transfer agent of the Corporation, if any, and on surrender of the certificate or certificates for such shares properly endorsed. A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards to the Corporation, provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact if known to the Secretary or to said transfer agent, shall be so expressed in the entry of transfer.

SECTION 3.     Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of any lost, stolen or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

SECTION 4.     Power of the Board of Directors. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

ARTICLE IX

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE X

Waiver of Notice

Whenever notice is required to be given by these Bylaws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XI

Bank Accounts, Checks and Drafts, Contracts, Etc.

SECTION 1.     Bank Accounts. The Board of Directors or any Committee constituted pursuant to Article IV with power for the purpose, may from time to time authorize the opening and keeping with such banks, trust companies or other depositaries as it may designate of general and special bank accounts, may make such special rules and regulations with respect thereto, not inconsistent with the provisions of these Bylaws, as it may deem expedient.

SECTION 2.     Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, employees or agents of the Corporation as shall from time to time be determined by resolution of the Board of Directors or by any Committee constituted pursuant to Article IV with power for the purpose. Such authority may be general or confined to specific instances and the granting of such authority may be expressly delegated by the Board of Directors, or by any Committee constituted pursuant to Article IV with power for the purpose, to one or more officers of the Corporation.

SECTION 3.     Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances. The power to grant such authority also may be expressly delegated by the Board of Directors, or by any Committee constituted pursuant to Article IV of these Bylaws with power for the purpose, to one or more officers of the Corporation.

ARTICLE XII

Regulatory Compliance and Disclosure

SECTION 1.     Actions Requiring Regulatory Compliance Implicating the Corporation. If any stockholder (whether individually or constituting a group), by virtue of such stockholder’s ownership interest in the Corporation or actions taken by the stockholder affecting the Corporation, triggers the application of any requirement or regulation of any Governmental Body on the Corporation or any Subsidiary of the Corporation or any of their respective businesses, assets or operations, including, without limitation, any obligations to make or obtain a Governmental Action (as defined in Section 11 of Article II), such stockholder shall promptly take all actions necessary and fully cooperate with the Corporation to ensure that such requirements or regulations are satisfied without restricting, imposing additional obligations on or in any way limiting the business, assets, operations or prospects of the Corporation or any Subsidiary of the Corporation. To the fullest extent permitted by law, if the stockholder who triggers the application of any regulation or requirement fails promptly to satisfy such requirements or regulations or to take curative actions, the Corporation may take all other actions which the Board of Directors deems appropriate to require compliance or to preserve the value of the Corporation’s assets; and the Corporation may charge the offending stockholder for the Corporation’s costs and expenses as well as any damages which may result to the Corporation.

SECTION 2.     Compliance With Law. Stockholders shall comply with all applicable requirements of federal and state laws, including all rules and regulations promulgated thereunder, in connection with such stockholder’s ownership interest in the Corporation and all other laws which apply to the Corporation or any Subsidiary of the Corporation or their respective businesses, assets or operations and which require action or inaction on the part of the stockholder.

SECTION 3.     Representations, Warranties and Covenants Made to Governmental or Regulatory Bodies. To the fullest extent permitted by law, any representation, warranty or covenant made by a stockholder with any governmental or regulatory body in connection with such stockholder’s interest in the Corporation or any Subsidiary of the Corporation shall be deemed to be simultaneously made to, for the benefit of and enforceable by, the Corporation and any applicable Subsidiary of the Corporation.

SECTION 4.     Board of Directors’ Determinations. The Board of Directors shall be empowered to make all determinations regarding the interpretation, application, enforcement and compliance with any matters referred to or contemplated by this Article XII.

ARTICLE XIII

Certain Definitions

In addition to the capitalized terms defined elsewhere in these Bylaws, the following capitalized terms, as used in these Bylaws, shall have the meanings set forth below:

“Proposed Nominee Associated Person” of any Proposed Nominee shall mean (A) any person acting in concert with such Proposed Nominee, (B) any direct or indirect beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such Proposed Nominee and (C) any person controlling, controlled by or under common control with such Proposed Nominee or a Proposed Nominee Associated Person;

“Public Disclosure” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the Corporation with the U.S. SEC pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

“Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with, such stockholder, (ii) any direct or indirect beneficial owner of shares of capital stock of the Corporation owned of record or beneficially by such stockholder and (iii) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person;

“Subsidiary” shall include, with respect to a person, any corporation, partnership, joint venture or other entity of which such person (A) owns, directly or indirectly, 10% or more of the outstanding voting securities or other interests or (B) has a person designated by such person serving on, or a right, contractual or otherwise, to designate a person, so to serve on, the board of directors (or analogous governing body).

ARTICLE XIV

Emergency Bylaws

SECTION 1.     Emergencies. This Article XIV shall be operative during an emergency. An emergency exists for purposes of this section if a quorum of the Corporation's directors cannot be readily assembled within the time period determined by the Chairman of the Board or Chief Executive Officer because of an emergency as determined by the Chairman of the Board or Chief Executive Officer. Such emergency is intended to include events of extraordinary magnitude and may include the declaration of a civil defense emergency, war, enemy attack, other warlike acts, a catastrophic event, disaster or other similar emergency condition, which prevents the conduct and management of the affairs and business of the Corporation by the Board of Directors and officers in the ordinary course as contemplated by the other Articles of these Bylaws. An emergency, once declared by the Chairman of the Board or Chief Executive Officer, shall be deemed to continue until terminated by resolutions adopted for that purpose by the Board of Directors.

SECTION 2.     Special Meetings During an Emergency. During an emergency, special meetings of the Board of Directors and of any committee thereof may be called by the Chairman of the Board or the Chief Executive Officer. Notice of any special or regular meetings of the Board of Directors or any committee need be given only to those directors whom it is practical to reach, may be given in any practical manner and may call a meeting at any time following the notice, including immediately after the notice.

SECTION 3.     Quorum and Voting. The directors or sole director in attendance or otherwise participating at a meeting during an emergency shall constitute a quorum of the Board of Directors. Such directors or sole director may temporarily reassign duties and responsibilities of officers, relocate offices, and authorize officers to take emergency actions. Any action taken at a meeting by majority vote of the directors or the sole director in attendance or otherwise participating, shall be the action of the Board of Directors.

SECTION 4.     Committees. If a quorum of any committee is not in attendance or otherwise participating at a meeting of such committee called during an emergency, any action of such committee may be taken by a majority of the directors or the sole director in attendance or participating in a meeting during such emergency. Alternatively, a majority of such directors or the sole director may temporarily redesignate the membership of committees to serve during the emergency.

SECTION 5.     Action Taken During an Emergency. Corporate action taken in good faith during an emergency under this Article XIV to further the business affairs of the Corporation shall bind the Corporation and may not be used to impose liability on a director, officer, employee or agent.

ARTICLE XV

Forum for Adjudication of Disputes

SECTION 1.     Forum.     Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act) to bring (a) any derivative action or proceeding purportedly brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, or employee of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these Bylaws, (d) any action asserting a claim governed by the internal affairs doctrine, including, but not limited to, interpretation of agreements to issue stock voting agreements; proxies; holding of meetings; payment of dividends; and treatment, liabilities and rights of directors, officers and shareholders, or (e) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL, shall be a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware); in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants.

SECTION 2.     Personal Jurisdiction.     If any action the subject matter of which is within the scope of Section 1 of Article XV of these Bylaws is filed in a court other than a state court located within the State of Delaware (or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware) (a “Foreign Action”) in the name of any stockholder (including any beneficial owner, within the meaning of Section 13(d) of the Exchange Act), such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 1 of Article XV of these Bylaws, and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

ARTICLE XVI

Miscellaneous

SECTION 1.     Amendments. The power to amend, alter, and repeal these Bylaws and to adopt new Bylaws, except a Bylaw classifying directors for election for staggered terms, shall be vested in the Board of Directors as well as in the stockholders of the Corporation.

SECTION 2.     Severability. If any provision or provisions of these Bylaws shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of these Bylaws (including, without limitation, each portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of these Bylaws (including, without limitation, each such portion of any paragraph of these Bylaws containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

SECTION 3.     Electronic Transmission. When used in these Bylaws, the terms “written” and “in writing” shall include any “electronic transmission,” as defined in Section 232(c) of the DGCL, including without limitation any telegram, cablegram, facsimile transmission and communication by electronic mail.

SECTION 4.     Corporate Seal. The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

SECTION 5.     Costs and Expenses. To the fullest extent permitted by law, each stockholder will be liable to the Corporation (and any subsidiaries or affiliates thereof) for, and indemnify and hold harmless the Corporation (and any subsidiaries or affiliates thereof) from and against, all costs, expenses, penalties, fines or other amounts, including without limitation, reasonable attorneys’ and other professional fees, whether third party or internal, arising from such stockholder’s breach of or failure to fully comply with any covenant, condition or provision of these Bylaws or the charter of the Corporation (including, without limitation, Sections 9, 10 and 11 of Article II and Section 3 and Section 4 of Article III of these Bylaws) or any action by or against the Corporation (or any subsidiaries or affiliates thereof) in which such stockholder is not the prevailing party, and shall pay such amounts to such indemnitee on demand, together with interest on such amounts, which interest will accrue at the lesser of the Corporation’s highest marginal borrowing rate, per annum compounded, and the maximum amount permitted by law, from the date such costs or the like are incurred until the receipt of payment.

SECTION 6.     Ratification. Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of a Director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.